Exhibit 31.3
Certification by the Chief Executive Officer pursuant to
Securities Exchange Act Rules 13a-14(a) and 15d-14(a)
as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, Megan Clarken, certify that:
1.    I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Criteo S.A.; and
2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 27, 2020

By:	/s/ Megan Clarken
Name:	Megan Clarken
Title:	Chief Executive Officer